                                                                               .
                                                                               .
                                                                               .
news release                                           (TENNECO AUTOMOTIVE LOGO)


Contacts: Jane Ostrander                          Leslie Hunziker
          Media Relations                         Investor Relations
          847 482-5607                            847 482-5042
          jane.ostrander@tenneco-automotive.com   leslie.hunziker@tenneco-automotive.com

TENNECO AUTOMOTIVE REPORTS RECORD THIRD QUARTER REVENUE AND NET INCOME

     -    Earnings per share improves 64%

     -    Earnings before interest, taxes and minority interest up 17%

     -    14th consecutive quarter of year-over-year revenue growth

     -    15th consecutive quarter of year-over-year adjusted EBITDA improvement

LAKE FOREST, ILLINOIS, OCTOBER 25, 2005 - Tenneco Automotive (NYSE: TEN) reported record third quarter revenue and net income since becoming a stand-alone company. The company reported third quarter net income of $10 million, or 23-cents per diluted share, up from net income of $6 million, or 14-cents per diluted share in third quarter 2004. Adjusted for the items below, net income rose to $12 million, or 27-cents per diluted share, compared with $7 million, or 16-cents per diluted share a year ago. The company reported third quarter revenue of $1.096 billion, up from $996 million a year ago.

EBIT (earnings before interest, taxes and minority interest) was $50 million compared with $44 million in third quarter 2004. EBITDA (EBIT before depreciation and amortization) was $94 million, up from $86 million the previous year. On an adjusted basis, EBIT was $52 million, up from $46 million a year ago and EBITDA was $96 million, 10% higher than $88 million the previous year. See the tables attached to the press release, which reconcile GAAP results to non-GAAP results.

ADJUSTED THIRD QUARTER 2005 AND 2004 RESULTS:

                                                                  Q3 2005                          Q3 2004
                                                      ------------------------------   -------------------------------
                                                                        Net     Per                      Net      Per
                                                      EBITDA   EBIT   Income   Share   EBITDA   EBIT   Income    Share
                                                      ------   ----   ------   -----   ------   ----   ------   ------
Earnings Measures                                       $94     $50     $10    $0.23     $86     $44    $ 6     $ 0.14
Adjustments (reflects non-GAAP measures):
   Restructuring and restructuring related expenses       2       2       2     0.04       2       2      2       0.04
   Tax adjustments                                       --      --      --       --      --      --     (1)     (0.02)
                                                        ---     ---     ---    -----     ---     ---    ---     ------
Non-GAAP earnings measures                              $96     $52     $12    $0.27     $88     $46    $ 7     $ 0.16
                                                        ===     ===     ===    =====     ===     ===    ===     ======

THIRD QUARTER 2005 ADJUSTMENTS:

     - Restructuring related expenses of $2 million pre-tax, or 4-cents per diluted share.

THIRD QUARTER 2004 ADJUSTMENTS:

     - Restructuring related expenses of $2 million pre-tax, or 4-cents per diluted share;

                                     -More-

     -    Tax benefit of $1 million, or 2-cents per diluted share.

The quarterly revenue of $1.096 billion was the company's 14th consecutive quarter of year-over-year revenue growth. The increase over $996 million in third quarter 2004 was driven by higher global original equipment (OE) production volumes and $19 million in favorable currency.

Tenneco Automotive's performance in the third quarter was driven by its platform mix with products on strong selling vehicles globally; improved aftermarket ride control volumes in North America and Europe; benefits from the company's ongoing manufacturing efficiency programs; and reduced costs through tight controls on discretionary spending. These efforts helped offset the negative impact of higher material costs and higher transportation costs due to fuel surcharges.

"We delivered another solid quarter in spite of very challenging market conditions," said Mark P. Frissora, chairman, CEO and president, Tenneco Automotive. "Our ability to execute on consistent strategies for growing the top-line while managing costs is proving successful despite lower OE industry production volumes in North America and Europe, our two largest markets, and the impact of higher material and fuel costs globally."

Cash generated by operations in the quarter was $33 million, which on a year-over-year comparison basis includes a $9 million negative impact from the discontinuation of General Motor's advanced payment program and a $20 million cash outflow for incremental pension contributions. Cash generated by operations was $76 million for the same period one year ago. The remaining difference in the year-over-year comparison was due to working capital requirements - primarily in accounts receivables - to support approximately $100 million in higher revenue in the quarter.

At quarter-end, total debt was $1.429 billion, compared with $1.423 billion the previous year. Debt net of cash was $1.340 billion versus $1.220 billion a year ago, primarily due to the discontinuation of advance payment programs by General Motors, Ford and DaimlerChrysler, which increased debt by $103 million over the last 12 months. Debt net of cash at June 30, 2005 was $1.346 billion.

During the quarter, Tenneco resolved a commercial lawsuit that is recorded as other income and settled a customer issue, which is netted against revenue. The net of these transactions had no financial impact on the company's operating results.

The company's gross margin decreased 1.2 percentage points year-over-year to 18.9%. Gross margin was negatively impacted by higher steel costs, fuel surcharges on transportation costs and a shifting business mix between Europe and North America, and between OE and aftermarket businesses. Additionally, resolution of the OE customer issue mentioned above reduced gross margin. These factors offset savings and improved efficiencies from Lean manufacturing, Six Sigma and other cost reduction initiatives.

Total steel cost increases in the third quarter were $33 million, which were largely offset by the company's cost reduction efforts, including SGA&E restructuring savings, material cost savings, Six Sigma program savings and Lean manufacturing efficiencies as well as steel cost recovery from OE and aftermarket customers. Based on the company's efforts to offset increased steel costs and trends in the steel market, the company doesn't currently anticipate a significant year-over-year impact on operating results through the remainder of 2005.

Sales, General, Administrative and Engineering (SGA&E) expense in the quarter was 10.8% of sales versus 11.3% a year ago. SGA&E improvement was driven by higher revenues, cutbacks on discretionary spending and benefits from previously announced restructuring programs.

Tenneco Automotive continued to outperform its bank debt covenants in the quarter. At September 30, the leverage ratio was 3.39, lower than the maximum limit of 4.50; the fixed charge ratio was 2.05, exceeding the minimum ratio of 1.10; and the interest coverage ratio was 3.12, exceeding the minimum ratio of 2.00.

NORTH AMERICA

     - North American OE revenue was up 9% to $369 million, versus $338 million a year ago. Excluding the impact of currency and catalytic converter pass-through sales, revenue was up 11%, outperforming a light vehicle market production decline of 2%. The increase was driven by the company's platform mix with products on strong selling vehicles.

     - North American aftermarket revenue was $133 million, up 5% year-over-year. Stronger ride control volumes and price increases in both product lines helped offset lower emission control volumes.

     - EBIT for North American operations was $37 million, versus $31 million in third quarter 2004. Stronger OE volumes and manufacturing efficiencies more than offset unrecovered steel costs, higher advertising costs to support the company's ride control aftermarket product lines and the launch costs for its new line of aftermarket brake products.

EUROPE, SOUTH AMERICA, INDIA

     - European OE revenue was $341 million, versus $305 million a year ago. Adjusted for favorable currency, catalytic converter pass-through sales and a change in reporting for a customer contract, revenue was up 14%. The year-over-year improvement - despite a market production decline of 1% - was driven by the continued ramp up of new launches and a favorable platform mix with product on many of the better selling vehicles.

     - European aftermarket revenue was $97 million, versus $94 million the previous year. The 3% improvement was primarily due to stronger ride control volumes and price increases in both product lines.

     - South America and India revenue was $62 million, including $8 million in favorable currency, compared with $45 million a year ago. Stronger OE volumes drove the increase.

     - EBIT for Europe, South America and India was $9 million, versus $10 million in third quarter 2004. The EBIT decrease was the result of currency transactional losses with a $2 million negative impact, manufacturing inefficiencies due to inventory reductions in the quarter, costs for implementing a resource planning system for the company's European emission control business and a reserve increase related to a pending legal settlement.

     - Third quarter 2004 and 2005 EBIT results include $2 million in restructuring related expenses.

ASIA PACIFIC

     - Asia operations generated $38 million in revenue, versus $37 million a year ago.

     - Australian revenue increased to $56 million from $50 million the previous year, largely driven by $4 million in favorable currency.

     - EBIT for Asia Pacific operations was $4 million, up from $3 million a year ago. EBIT was up despite OE revenue weakness in China and investments to increase Tenneco's aftermarket presence there.

YEAR-TO-DATE RESULTS

Through the first nine months of the year, Tenneco Automotive reported net income of $50 million, or $1.11 per diluted share, versus net income of $34 million, or 78-cents per diluted share for the first nine months of 2004. On an adjusted basis, year-to-date 2005 net income was $56 million, or $1.24 per diluted share, versus adjusted net income of $44 million, or $1.01 per diluted share for the same period one year ago.

Year-to-date EBIT was $177 million, compared with EBIT of $153 million for the first nine months of 2004. Adjusted EBIT was $184 million versus $177 million a year ago. Year-to-date 2005 EBITDA was $311 million, compared with $284 million a year ago, and adjusted EBITDA was $318 million, versus adjusted EBITDA of $308 million for the same period a year ago.

OUTLOOK

"We do not expect an immediate turnaround in OE production rates in North America or Europe, and we are closely monitoring the aftermarket in those regions for a potential drop in consumer spending on vehicle maintenance due to higher fuel prices. This landscape, coupled with continuing increases in material costs and the impact of higher fuel costs on our transportation expenses, creates a tough operating environment going forward," Frissora said. "As a result, we will continue to focus on those areas within our control--namely executing with discipline on the fundamentals and maintaining a relentless focus on costs. We should also continue to benefit from our balance and diversification in terms of products, markets served and customers. Finally, we will capitalize on opportunities to win incremental OE and aftermarket business from our competitors."

Attachment 1:

Statements of Income - 3 Months
Statements of Income - 9 Months
Balance Sheet
Statements of Cash Flow

Attachment 2:

Reconciliation of GAAP Net Income to EBITDA - 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 3 Months
Reconciliation of GAAP Revenues to Non-GAAP Revenue Measures - 3 Months Reconciliation of GAAP Net Income to EBITDA - 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 9 Months
Reconciliation of GAAP Revenues to Non-GAAP Revenue Measures - 9 Months

CONFERENCE CALL

The company will host a conference call on Tuesday, October 25, 2005 at 10:30 a.m. EDT. The dial in number is 888-790-1408 (domestic) or 1-773-756-0157 (international). The pass code is Tenneco Auto. The call and accompanying slides will be available on the financial section of the Tenneco Automotive web site at www.tenneco-automotive.com. A recording of the call will be available one hour following completion of the call on October 25,

2005. To access this recording, dial 866-365-2447 domestic or 203-369-0216 international. The purpose of the call is to discuss the company's operations for the third quarter, as well as other matters that may impact the company's outlook. A copy of the press release is available on the financial and news sections of the Tenneco Automotive web site.

Tenneco Automotive is a $4.2 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 18,400 employees worldwide. Tenneco Automotive is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco Automotive markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "continue," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the overall highly competitive nature of the automotive parts industry, and the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers; (ii) increases in the costs of raw materials, including the company's ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives and other methods; (iii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (iv) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (v) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries; (vi) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (vii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt; (viii) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations; (ix) workforce factors such as strikes or labor interruptions; (x) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market; (xi) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies; (xiii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates and
(xiv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2004. Further information can be found on the company's web site at www.tenneco-automotive.com.

                                       ###

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                              STATEMENTS OF INCOME
                                    Unaudited
                        THREE MONTHS ENDED SEPTEMBER 30,
                  (Millions except share and per share amounts)

                                                            2005         2004
                                                           ------       -----
Net sales and operating revenues                           $1,096       $ 996
                                                           ======       =====

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)      889 (a)     796 (b)
   Engineering, Research and Development                       22          20
   Selling, General and Administrative                         96          93
   Depreciation and Amortization of Other Intangibles          44          42
                                                           ------       -----
      Total Costs and Expenses                              1,051         951
                                                           ======       =====

Loss on sale of receivables                                    (1)         --
Other Income (Expense)                                          6          (1)
                                                           ------       -----
Total Other Income (Expense)                                    5          (1)
                                                           ------       -----
Income before Interest Expense,
   Income Taxes, and Minority Interest
   North America                                               37          31
   Europe & South America                                       9 (a)      10 (b)
   Asia Pacific                                                 4           3
                                                           ------       -----
                                                               50          44
Less:
   Interest expense (net of
      interest capitalized)                                    33          35
   Income tax expense                                           7           2 (c)
   Minority interest                                           --           1
                                                           ------       -----
Net income                                                 $   10       $   6
                                                           ======       =====

Average common shares outstanding:
   Basic                                                     43.3        41.7
                                                           ======       =====
   Diluted                                                   45.6        44.3
                                                           ======       =====

Earnings per share of common stock:
   Basic                                                   $ 0.25       $0.15
                                                           ======       =====
   Diluted                                                 $ 0.23       $0.14
                                                           ======       =====

(a) Includes restructuring and restructuring related charges of $2 million pre-tax, $2 million after tax or $0.04 per share. The entire $2 million adjustment is recorded in cost of sales and geographically in Europe and South America.

(b) Includes restructuring and restructuring related charges of $2 million pre-tax, $2 million after tax or $0.04 per share. The entire charge is recorded in cost of sales. Geographically, the entire amount is recored in Europe and South America.

(c) Includes a $1 million or $0.02 per share tax benefit related to the resolution of outstanding tax issues.

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                              STATEMENTS OF INCOME
                                    Unaudited
                         NINE MONTHS ENDED SEPTEMBER 30,
                  (Millions except share and per share amounts)

                                                            2005         2004
                                                           ------       ------
Net sales and operating revenues                           $3,377       $3,142 (c)
                                                           ======       ======

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)    2,718 (a)    2,498 (d)
   Engineering, Research and Development                       64           56
   Selling, General and Administrative                        287 (a)      302 (c)(d)(e)
   Depreciation and Amortization of Other Intangibles         134          131
                                                           ------       ------
      Total Costs and Expenses                              3,203        2,987
                                                           ======       ======

Loss on sale of receivables                                    (2)          (1)
Other Income (Expense)                                          5           (1)
                                                           ------       ------
Total Other Income (Expense)                                    3           (2)
                                                           ------       ------
Income before Interest Expense,
   Income Taxes, and Minority Interest
   North America                                              126 (a)      111 (c)(d)(e)
   Europe & South America                                      41 (a)       26 (d)(e)
   Asia Pacific                                                10           16 (e)
                                                           ------       ------
                                                              177          153
Less:
   Interest expense (net of
      interest capitalized)                                    97          104
   Income tax expense                                          29 (b)       11 (f)
   Minority interest                                            1            4
                                                           ------       ------
Net income                                                 $   50       $   34
                                                           ======       ======

Average common shares outstanding:
   Basic                                                     43.0         41.3
                                                           ======       ======
   Diluted                                                   45.2         44.0
                                                           ======       ======

Earnings per share of common stock:
   Basic                                                   $ 1.17       $ 0.84
                                                           ======       ======
   Diluted                                                 $ 1.11       $ 0.78
                                                           ======       ======

(a) Includes restructuring and restructuring related charges of $7 million pre-tax, $5 million after tax or $0.11 per share. Of the adjustment $6 million is recorded in cost of sales and $1 million is in SG&A. Geographically, $2 million is recorded in North America and $5 million in Europe and South America.

(b) Includes a $1 million or $0.02 per share tax expense primarily related to adjusting state tax net operating loss carry forwards.

(c) Includes changeover costs for a new aftermarket customer acquired in the first quarter of $8 million pre-tax, $5 million after-tax or $0.13 per share. Of the adjustment $6 million is recorded in Sales and $2 million is recorded in SG&A. Geographically all of the charge is recorded in North America.

(d) Includes restructuring and restructuring related charges of $12 million pre-tax, $8 million after tax or $0.18 per share. Of the adjustment $2 million is recorded in SG&A and the remaining $10 million is in cost of sales. Geographically, $3 million is recorded in North America and $9 million in Europe and South America.

(e) Includes consulting fees indexed to stock price of $4 million pre-tax, $3 million after-tax or $0.06 per share. The entire charge is recorded in SG&A. Geographically $2 million of the charge is recorded in North America, $1 million in Europe and South America and $1 million in Asia Pacific.

(f) Includes a $6 million or $0.14 per share tax benefit related to the resolution of outstanding tax issues.

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET
                                   (Unaudited)
                                   (Millions)

                                                September 30, 2005   December 31, 2004
                                                ------------------   -----------------
Assets
   Cash and Cash Equivalents                          $   89               $  214
   Receivables, Net                                      675                  488
   Inventories                                           395                  396
   Other Current Assets                                  179                  194
   Investments and Other Assets                          661                  693
   Plant, Property, and Equipment, Net                 1,051                1,134
                                                      ------               ------
   Total Assets                                       $3,050               $3,119
                                                      ======               ======

Liabilities and Shareholders' Equity
   Short-Term Debt                                    $   71               $   19
   Accounts Payable                                      716                  696
   Accrued Taxes                                          30                   24
   Accrued Interest                                       33                   35
   Other Current Liabilities                             263                  273
   Long-Term Debt                                      1,358                1,401
   Deferred Income Taxes                                  70                  126
   Deferred Credits and Other Liabilities                336                  362
   Minority Interest                                      23                   24
   Total Shareholders' Equity                            150                  159
                                                      ------               ------
   Total Liabilities and Shareholders' Equity         $3,050               $3,119
                                                      ======               ======

(a)  Accounts Receivables net of:

                                                       September 30, 2005   December 31, 2004
                                                       ------------------   -----------------
Accounts Receivable securitization programs                   $146                 $124
Receivables collected under advance payment programs          $ --                 $132

(b)  Long term debt composed of:

                                       September 30, 2005   December 31, 2004
                                       ------------------   -----------------
Term loan B (Due 2010)                       $  356               $  392
10.25% senior notes (Due 2013)                  489                  490
8.625% subordinated notes (Due 2014)            500                  500
Other long term debt                             13                   19
                                             ------               ------
                                             $1,358               $1,401
                                             ======               ======

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (Millions)

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                       -----------------
                                                                          2005   2004
                                                                         -----   ----
Operating activities:
   Net income                                                            $  50   $ 34
   Adjustments to reconcile net income
      to net cash provided (used) by operating activities -
      Depreciation and amortization of other intangibles                   134    131
      Deferred income taxes                                                  3    (12)
      (Gain)/loss on sale of assets, net                                     2      1
      Changes in components of working capital (net of acquisition)-
         (Inc.)/dec. in receivables                                       (209)   (66)
         (Inc.)/dec. in inventories                                        (22)   (22)
         (Inc.)/dec. in prepayments and other current assets               (23)   (21)
         Inc./(dec.) in payables                                            52     55
         Inc./(dec.) in taxes accrued                                       11      5
         Inc./(dec.) in interest accrued                                    (2)    --
         Inc./(dec.) in other current liabilities                            5     21
      Other                                                                (39)     9
                                                                         -----   ----
Net cash provided (used) by operating activities                           (38)   135

Investing activities:
   Net proceeds from sale of assets                                          4     12
   Expenditures for plant, property & equipment                           (100)   (87)
   Acquisition of business                                                 (11)    --
   Investments and other                                                     1     --
                                                                         -----   ----
Net cash used by investing activities                                     (106)   (75)
                                                                         -----   ----

Financing activities:
   Issuance of common shares                                                 6      6
   Issuance of long-term debt                                                1     --
   Retirement of long-term debt                                            (43)    (6)
   Net inc./(dec.) in short-term debt excluding current
      maturities on long-term debt                                          56      1
   Other                                                                     1      1
                                                                         -----   ----
Net cash provided by financing activities                                   21      2
                                                                         -----   ----
Effect of foreign exchange rate changes on cash and
   cash equivalents                                                         (2)    (4)
                                                                         -----   ----
Inc./(dec.) in cash and cash equivalents                                  (125)    58
Cash and cash equivalents, January 1                                       214    145
                                                                         -----   ----
Cash and cash equivalents, September 30                                  $  89   $203
                                                                         =====   ====
Cash paid during the period for interest                                 $  94   $106
Cash paid during the period for income taxes                             $  16   $ 15

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                                    Unaudited

                                                               Q3 2005
                                                 ----------------------------------
                                                  North    Europe     Asia
                                                 America    & SA    Pacific   Total
                                                 -------   ------   -------   -----
Net income                                                                     $10
Income tax expense                                                               7
Interest expense (net of interest capitalized)                                  33
                                                                               ---
EBIT, Income before interest expense, income
   taxes and minority interest (GAAP measure)       37         9        4       50
Depreciation and amortization of other
   intangibles                                      22        19        3       44
                                                   ---       ---       --      ---
Total EBITDA(2)                                    $59       $28       $7      $94
                                                   ===       ===       ==      ===

                                                               Q3 2004
                                                 ----------------------------------
                                                  North    Europe     Asia
                                                 America    & SA    Pacific   Total
                                                 -------   ------   -------   -----
Net income                                                                     $ 6
Minority interest                                                                1
Income tax expense                                                               2
Interest expense (net of interest capitalized)                                  35
                                                                               ---
EBIT, Income before interest expense, income
   taxes and minority interest (GAAP measure)       31        10        3       44
Depreciation and amortization                       23        17        2       42
                                                   ---       ---      ---      ---
Total EBITDA                                       $54       $27       $5      $86
                                                   ===       ===      ===      ===

(1)  Generally Accepted Accounting Principles

(2) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                    Unaudited

                                                      Q3 2005                                     Q3 2004
                                     -----------------------------------------   -----------------------------------------
                                     EBITDA(3)   EBIT   Net Income   Per Share   EBITDA(3)   EBIT   Net Income   Per Share
                                     ---------   ----   ----------   ---------   ---------   ----   ----------   ---------
Earnings Measures                       $94       $50       $10        $0.23        $86       $44       $ 6       $ 0.14

Adjustments (reflects non-GAAP
   measures):
   Restructuring and restructuring
      related expenses                    2         2         2         0.04          2         2         2         0.04
   Tax adjustments                       --        --        --           --         --        --        (1)       (0.02)
                                        ---       ---       ---        -----        ---       ---       ---       ------
Non-GAAP earnings measures              $96       $52       $12        $0.27        $88       $46       $ 7       $ 0.16
                                        ===       ===       ===        =====        ===       ===       ===       ======

                                                                                                   Q3 2005
                                                                                     ----------------------------------
                                                                                      North    Europe     Asia
                                                                                     America    & SA    Pacific   Total
                                                                                     -------   ------   -------   -----
EBIT                                                                                   $37       $ 9      $ 4      $50
   Restructuring and restructuring
      related expenses                                                                             2       --        2
                                                                                       ---       ---      ---      ---
Adjusted EBIT                                                                          $37       $11      $ 4      $52
                                                                                       ===       ===      ===      ===

                                                                                                   Q3 2004
                                                                                     ----------------------------------
                                                                                      North    Europe     Asia
                                                                                     America    & SA    Pacific   Total
                                                                                     -------   ------   -------   -----
EBIT                                                                                   $31       $10      $ 3      $44
   Restructuring and restructuring
      related expenses                                                                  --         2       --        2
                                                                                       ---       ---      ---      ---
Adjusted EBIT                                                                          $31       $12      $ 3      $46
                                                                                       ===       ===      ===      ===

(1)  Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the third quarters of 2005 and 2004 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                                    Unaudited

                                                                   YTD 2005
                                                      ----------------------------------
                                                       North    Europe     Asia
                                                      America    & SA    Pacific   Total
                                                      -------   ------   -------   -----
Net income                                                                          $ 50
Minority interest                                                                      1
Income tax expense                                                                    29
Interest expense (net of interest capitalized)                                        97
                                                                                    ----
EBIT, Income before interest expense, income taxes
   and minority interest (GAAP measure)                  126       41       10       177
Depreciation and amortization of other intangibles        68       57        9       134
                                                        ----      ---      ---      ----
Total EBITDA(2)                                         $194      $98      $19      $311
                                                        ====      ===      ===      ====

                                                                   YTD 2004
                                                      ----------------------------------
                                                       North    Europe     Asia
                                                      America    & SA    Pacific   Total
                                                      -------   ------   -------   -----
Net income                                                                          $ 34
Minority interest                                                                      4
Income tax expense                                                                    11
Interest expense (net of interest capitalized)                                       104
                                                                                    ----
EBIT, Income before interest expense, income taxes
   and minority interest (GAAP measure)                  111       26       16       153
Depreciation and amortization                             71       52        8       131
                                                        ----      ---      ---      ----
Total EBITDA                                            $182      $78      $24      $284
                                                        ====      ===      ===      ====

(1)  Generally Accepted Accounting Principles

(2) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                    Unaudited

                                                              YTD 2005                                    YTD 2004
                                             -----------------------------------------   ------------------------------------------
                                             EBITDA(3)   EBIT   Net Income   Per Share   EBITDA(3)    EBIT   Net Income   Per Share
                                             ---------   ----   ----------   ---------   ---------   -----   ----------   ---------
Earnings Measures                               $311     $177       $50        $1.11        $284      $153       $34       $ 0.78

Adjustments (reflects non-GAAP measures):
   Restructuring and restructuring related
      expenses                                     7        7         5         0.11          12        12         8         0.18
   New Aftermarket customer changeover
      costs                                       --       --        --           --           8         8         5         0.13
   Consulting fees indexed to stock price         --       --        --           --           4         4         3         0.06
   Tax adjustments                                --       --         1         0.02          --        --        (6)       (0.14)
                                                ----     ----       ---        -----        ----      ----       ---       ------
Non-GAAP earnings measures                      $318     $184       $56        $1.24        $308      $177       $44       $ 1.01
                                                ====     ====       ===        =====        ====      ====       ===       ======

                                                                                                          YTD 2005
                                                                                             ----------------------------------
                                                                                              North    Europe    Asia
                                                                                             America    & SA    Pacific   Total
                                                                                             -------   ------   -------   -----
EBIT                                                                                           $126      $41      $10      $177
   Restructuring and restructuring
      related expenses                                                                            2        5       --         7
                                                                                               ----      ---      ---      ----
Adjusted EBIT                                                                                  $128      $46      $10      $184
                                                                                               ====      ===      ===      ====

                                                                                                           YTD 2004
                                                                                              ----------------------------------
                                                                                               North    Europe    Asia
                                                                                              America    & SA    Pacific   Total
                                                                                              -------   ------   -------   -----
EBIT                                                                                            $111      $26      $16      $153
   Restructuring and restructuring
      related expenses                                                                             3        9       --        12
   New Aftermarket customer changeover
      costs                                                                                        8       --       --         8
   Consulting fees indexed to stock price                                                          2        1        1         4
                                                                                                ----      ---      ---      ----
Adjusted EBIT                                                                                   $124      $36      $17      $177
                                                                                                ====      ===      ===      ====

(1)  Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the six months of 2005 and 2004 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) See Reconciliation of GAAP Net Income to EBITDA on previous page. EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
                                    Unaudited

                                                                          Q3 2005
                                            ------------------------------------------------------------------
                                                                               Pass-through       Revenues
                                                                                   Sales          Excluding
                                                                    Revenues     Excluding        Currency
                                                        Currency   Excluding     Currency     and Pass-through
                                            Revenues     Impact     Currency      Impact            Sales
                                            --------    --------   ---------   ------------   ----------------
North America Original Equipment
   Ride Control                             $  120         $--       $  120        $ --            $120
   Exhaust                                     249           3          246          69             177
                                            ------         ---       ------        ----            ----
   Total North America Original Equipment      369           3          366          69             297

North America Aftermarket
   Ride Control                                 90          --           90          --              90
   Exhaust                                      43          --           43          --              43
                                            ------         ---       ------        ----            ----
   Total North America Aftermarket             133          --          133          --             133
Total North America                            502           3          499          69             430

Europe Original Equipment
   Ride Control                                 84 (a)       3           81          --              81 (a)
   Exhaust                                     257           1          256          76             180
                                            ------         ---       ------        ----            ----
   Total Europe Original Equipment             341           4          337          76             261
Europe Aftermarket
   Ride Control                                 46          --           46          --              46
   Exhaust                                      51          --           51          --              51
                                            ------         ---       ------        ----            ----
   Total Europe Aftermarket                     97          --           97          --              97
South America & India                           62           8           54           6              48
Total Europe & South America                   500          12          488          82             406
Asia                                            38          --           38          10              28
Australia                                       56           4           52           4              48
                                            ------         ---       ------        ----            ----
Total Asia Pacific                              94           4           90          14              76
Total Tenneco Automotive                    $1,096         $19       $1,077        $165            $912
                                            ======         ===       ======        ====            ====

                                                                          Q3 2004
                                            ------------------------------------------------------------------
                                                                               Pass-through       Revenues
                                                                                   Sales          Excluding
                                                                    Revenues     Excluding        Currency
                                                        Currency   Excluding     Currency     and Pass-through
                                            Revenues     Impact     Currency      Impact            Sales
                                            --------    --------   ---------   ------------   ----------------
North America Original Equipment
   Ride Control                             $108           $--        $108         $ --           $108
   Exhaust                                   230            --         230           71            159
                                            ----           ---        ----         ----           ----
   Total North America Original Equipment    338            --         338           71            267

North America Aftermarket
   Ride Control                               83            --          83           --             83
   Exhaust                                    44            --          44           --             44
                                            ----           ---        ----         ----           ----
   Total North America Aftermarket           127            --         127           --            127

Total North America                          465            --         465           71            394

Europe Original Equipment
   Ride Control                               81 (a)        --          81           --             81 (a)
   Exhaust                                   224            --         224           74            150
                                            ----           ---        ----         ----           ----
   Total Europe Original Equipment           305            --         305           74            231

Europe Aftermarket
   Ride Control                               44            --          44           --             44
   Exhaust                                    50            --          50           --             50
                                            ----           ---        ----         ----           ----
   Total Europe Aftermarket                   94            --          94           --             94

South America & India                         45            --          45            4             41
Total Europe & South America                 444            --         444           78            366
Asia                                          37            --          37           12             25
Australia                                     50            --          50            4             46
                                            ----           ---        ----         ----           ----
Total Asia Pacific                            87            --          87           16             71
Total Tenneco Automotive                    $996           $--        $996         $165           $831
                                            ====           ===        ====         ====           ====

Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(a) Beginning in the second quarter of 2005, Tenneco Automotive changed its accounting for a customer contract in its European OE Ride Control unit. The cost of sales for this contract are now netted against the revenues, reducing reported revenues and cost of sales. In the third quarter of 2004, Tenneco Automotive recorded $15 million in revenues for this contract.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
                                    Unaudited

                                                           Nine Months Ended September 30, 2005
                                            ------------------------------------------------------------------
                                                                               Pass-through       Revenues
                                                                                   Sales          Excluding
                                                                    Revenues     Excluding        Currency
                                                        Currency   Excluding     Currency     and Pass-through
                                            Revenues     Impact     Currency      Impact            Sales
                                            --------    --------   ---------   ------------   ----------------
North America Original Equipment
   Ride Control                             $  378         $--       $  378        $ --           $  378
   Exhaust                                     756           8          748         204              544
                                            ------         ---       ------        ----           ------
   Total North America Original Equipment    1,134           8        1,126         204              922

North America Aftermarket
   Ride Control                                284          --          284          --              284
   Exhaust                                     125          --          125          --              125
                                            ------         ---       ------        ----           ------
   Total North America Aftermarket             409          --          409          --              409

Total North America                          1,543           8        1,535         204            1,331
Europe Original Equipment
   Ride Control                                291(a)       19          272          --              272(a)
   Exhaust                                     813          27          786         236              550
                                            ------         ---       ------        ----           ------
   Total Europe Original Equipment           1,104          46        1,058         236              822

Europe Aftermarket
   Ride Control                                134           3          131          --              131
   Exhaust                                     154           4          150          --              150
                                            ------         ---       ------        ----           ------
   Total Europe Aftermarket                    288           7          281          --              281
South America & India                          172          18          154          13              141
Total Europe & South America                 1,564          71        1,493         249            1,244
Asia                                           108           1          107          34               73
Australia                                      162           9          153          13              140
                                            ------         ---       ------        ----           ------
Total Asia Pacific                             270          10          260          47              213
Total Tenneco Automotive                    $3,377         $89       $3,288        $500           $2,788
                                            ======         ===       ======        ====           ======

                                                           Nine Months Ended September 30, 2004
                                            ------------------------------------------------------------------
                                                                               Pass-through       Revenues
                                                                                   Sales          Excluding
                                                                    Revenues     Excluding        Currency
                                                        Currency   Excluding     Currency     and Pass-through
                                            Revenues     Impact     Currency      Impact           Sales
                                            --------    --------   ---------   ------------   ----------------
North America Original Equipment
   Ride Control                             $  346         $--       $  346        $ --           $  346
   Exhaust                                     752          --          752         243              509
                                            ------         ---       ------        ----           ------
   Total North America Original Equipment    1,098          --        1,098         243              855

North America Aftermarket
   Ride Control                                268          --          268          --              268
   Exhaust                                     125          --          125          --              125
                                            ------         ---       ------        ----           ------
   Total North America Aftermarket             393          --          393          --              393

Total North America                          1,491          --        1,491         243            1,248

Europe Original Equipment
   Ride Control                                257(a)       --          257          --              257(a)
   Exhaust                                     719          --          719         232              487
                                            ------         ---       ------        ----           ------
   Total Europe Original Equipment             976          --          976         232              744

Europe Aftermarket
   Ride Control                                133          --          133          --              133
   Exhaust                                     144          --          144          --              144
                                            ------         ---       ------        ----           ------
   Total Europe Aftermarket                    277          --          277          --              277

South America & India                          121          --          121          11              110
Total Europe & South America                 1,374          --        1,374         243            1,131
Asia                                           127          --          127          45               82
Australia                                      150          --          150          12              138
                                            ------         ---       ------        ----           ------
Total Asia Pacific                             277          --          277          57              220
Total Tenneco Automotive                    $3,142         $--       $3,142        $543           $2,599
                                            ======         ===       ======        ====           ======

Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(a) Beginning in the second quarter of 2005, Tenneco Automotive changed its accounting for a customer contract in its European OE Ride Control unit. The cost of sales for this contract are now netted against the revenues, reducing reported revenues and cost of sales. In the second and third quarters of 2004, Tenneco Automotive recorded $30 million in revenues for this contract.